UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2011
DIGITILITI, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-53235	26-1408538

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

266 EAST 7TH STREET, 4TH FLOOR SAINT PAUL, MINNESOTA	55101

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (651) 925-3200
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On June 29, 2011, Digitiliti, Inc. (the “Company”) entered into the Junior Secured Convertible Promissory Note and Warrant Purchase Agreement (“Purchase Agreement”) with certain investors (“Investors”), whereby upon meeting certain conditions the Investors may purchase up to the aggregate principal amount of $1,500,000 of Junior Secured Convertible Promissory Notes (“Notes”) and five-year warrants to purchase the number of shares of common stock equal to 10% of the principal amount of the Notes divided by the exercise price of $0.06 per share (“Warrants”) for the aggregate purchase price equal to the principal amount of the Notes.
The Notes bear interest at the rate of 8% per annum, are secured by the assets of the Company, but the repayment is subordinated to the repayment of all secured notes previously issued by the Company. The Notes mature twenty-four months after the closing of the First Tranche, but the maturity date may be extended by the Company for up six additional months. The payment of principal and accrued interest is due on the maturity date. In addition, upon meeting certain conditions, including stockholder approval to increase the number of authorized shares, the Notes may be convertible into common shares at the conversion rate of $0.06 per share.
Upon entering into the Purchase Agreement, the Investors purchased $500,000 in principal amount of Notes and Warrants to purchase 833,334 shares, which is referred to as the First Tranche, for an aggregate purchase price of $500,000. As conditions to closing the First Tranche, Ehssan Taghizadeh’s employment agreement as the President and Chief Executive Officer and appointment as a director of the Company were terminated and Jack Scheetz was appointed as an interim President and Chief Executive Officer and as a director until a new President and Chief Executive Officer could be located and hired by the Company. Upon meeting certain conditions, including the hiring of a new President and Chief Executive Officer to replace Mr. Scheetz, the Investors may purchase in a Second Tranche an additional minimum amount of $500,000 worth of Notes and Warrants up to a maximum amount of $1,000,000.
The Purchase Agreement further provides that the Investors collectively have the right to nominate one director to the Company’s Board of Directors for as long as the Notes remain outstanding (“Investor Nominee”). In addition, the agreement restricts the Company from taking certain actions without written consent of holders of more than 50% in principal amount of the outstanding Notes, including the sale of the Company, amendment of the Certificate of Incorporation, change in the size of the Board of Directors and the creation of any new debt security. The Purchase Agreement also contains indemnification provisions.
Under the terms of the Purchase Agreement, certain investors who had purchased securities from the Company in a recent private placement and a director who had previously purchased promissory notes from the Company may convert such securities into the same securities sold to the Investors under the Purchase Agreement.
The foregoing descriptions of the transaction and transaction documents do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement, Form of Note, Form of Warrant and the Security Agreement (collectively, the “Transaction Documents”). The Company intends to file such Transaction Documents as exhibits to its next periodic report. The representations, warranties and covenants contained in the Transaction Documents were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Transaction Documents. Other investors and stockholders other than the Investors are not third party beneficiaries under the Transaction Documents and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Section 3 — Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities
The securities sold as described in Item 1.01 above were offered and sold solely to Investors who were “accredited investors” (as defined by Rule 501 under the Securities Act) in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect.

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Effective June 29, 2011, Ehssan Taghizadeh’s employment agreement as the President and Chief Executive Officer of the Company and appointment as a member of the Board of Directors were terminated pursuant to the terms of the Purchase Agreement. The Company entered into a separation agreement with Mr. Taghizadeh, whereby the Company agreed to pay amounts owed to him under his employment agreement, including bonuses previously granted but unpaid, and to grant him a five-year warrant to purchase up to 200,000 shares of common stock at an exercise price of $0.06 per share (“Separation Agreement”). Under the terms of the Separation Agreement, Mr. Taghizadeh agreed to a discounted payment, that the payments would be made in part from the proceeds of the First Tranche with the remaining part from the proceeds of the Second Tranche (as defined under Item 1.01 above) and that he may elect to receive a portion of the payment in the same securities sold to Investors as described under Item 1.01. In addition, the portion of his previously earned but unpaid salary which, in January 2011, Mr. Taghizadeh voluntarily agreed to receive in shares in lieu of cash was paid with 597,129 shares.
Effective July 1, 2011, Karen Gilles Larson resigned from the Board of Directors of the Company.
(c) and (d) Effective June 29, 2011, Jack Scheetz, age 64, was appointed as the interim President and Chief Executive Officer of the Company and as a member of the Board of Directors pursuant to the terms of the Purchase Agreement. The Board has agreed to form a special committee, on which Mr. Scheetz will serve, tasked with the duty to search for and identify a new President and Chief Executive Officer of the Company. When a new President and Chief Executive Officer is appointed, Mr. Scheetz will resign as the interim Present and Chief Executive Officer and as a member of the Board.
Mr. Scheetz previously was the Principal and President of JS Consulting Group, a business transformation consulting company, from December 1994 through June 2011. From January 2004 until January 2007, he served managing joint business ventures, portfolio optimization, corporate business strategy and as Corporate Vice President of Information Technology and Human Resources for Pemstar, Inc. (Nasdaq: PMTR), a precision electronics contract manufacturing company, when Pemstar was acquired by Benchmark Electronics (NYSE: BHE) in January 2007. From May 1978 to November 1994, he served as Engagement Manager with IBM Consulting Group, a part of International Business Machines Corporation (NYSE: IBM), a computer and intellectual property company, where he handled management and technical assignments in finance, pricing, business planning, product development, marketing and strategic planning. Mr. Scheetz received a Masters Degree in Business Administration from the University of Minnesota and a BA Degree in Accounting and Business Administration from the Winona State University.
In connection with his appointment, Mr. Scheetz and the Company entered into an employment agreement, effective as of June 29, 2011, which will terminate when the new President and Chief Executive Officer is appointed or earlier as permitted under the agreement (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Scheetz will receive a base salary of $14,250 per month (“Base salary”), half of which is payable in cash each month and the other half deferred until the date the new President and Chief Executive Officer is appointed (“Monthly Deferred Amount”). After the Company hires a new President and Chief Executive Officer, the Monthly Deferred Amount shall be paid each month for the number of months equal to the period of deferral. If Mr. Scheetz is still the interim President and Chief Executive Officer of the Company after six months, Mr. Scheetz will begin to receive the full Base Salary in cash each month along with the Monthly Deferred Amount each month for six months. The agreement also provides that Mr. Scheetz will be eligible to receive revenue commissions if the Company enters into certain sales contracts during his employment with the Company. In addition, Mr. Scheetz was granted a five-year warrant to purchase up to 150,000 shares of the Company’s common stock at an exercise price of $0.06 per share on June 29, 2011. Upon the occurrence of certain conditions, Mr. Scheetz will be granted a second five-year warrant to purchase up to 150,000 shares of the Company’s common stock and a third five-year warrant to purchase up to a maximum of 200,000 shares of the Company’s common stock both at an exercise price equal to the current market price of the shares. The Employment Agreement also contains confidentiality and non-compete provisions.
(d) Effective July 1, 2011, David F. Dalvey, age 53, was elected as a director by the Board of Directors and filled a currently vacant position on the Board. Mr. Dalvey has further been appointed to serve as a member of the Corporate Governance and Nominating Committee, as a new Chairman of the Audit Committee, and as a member of the special committee formed by the Board tasked with the duty to locate and present to the Board a viable candidate for the position of President and Chief Executive Officer of the Company. Mr. Dalvey was nominated by the Investors as the Investor Nominee, as provided under the Purchase Agreement and described under Item 1.01 above.

Mr. Dalvey has over thirty collective years of corporate board experience, with over twelve of those years attributed to public, SEC regulated companies. Mr. Dalvey has significant experience as a board director/advisor to several publically-traded companies including Navarre Corporation (Nasdaq: NAVR), NatureVision (Nasdaq: NRVN), August Technology (Nasdaq: AUGT), Health Fitness Corporation (Nasdaq: HFIT) and currently serves as an independent Director and Audit Committee member of The Blue Rock Market Neutral Fund LP, an SEC registered hedge fund. Mr. Dalvey also served as a director to several private businesses including Definity Health Inc., AppTec Laboratory Services Inc., chf Solutions Inc., Gentra Systems Inc., and Agiliti, Inc.
Mr. Dalvey’s director qualifications include his experience advising and building growth businesses and investment portfolios, his understanding of corporate finance, merger, acquisition and divestiture transactions, and his experience with and understanding of capital markets and the management of liquidity transactions for portfolio company investments. Mr. Dalvey has significant investment banking and equity investment experience with two venture capital firms, two national investment banks and two national commercial banking institutions working primarily with growth-oriented technology businesses.
The foregoing descriptions of the Separation Agreement and Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Separation Agreement and Employment Agreement. The Company intends to file the Separation Agreement and Employment Agreement as exhibits to its next periodic report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITILITI, INC.

Date: July 6, 2011

	By:	/s/ Jack Scheetz

		Name:	Jack Scheetz
		Title:	Interim Chief Executive Officer